As filed with the Securities and Exchange Commission on May 11, 2009

Registration No. 333-115717

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-0317820
(State of Incorporation)	(I.R.S. Employer Identification No.)

390 Park Avenue

New York, New York 10022-4608

(Address of principal executive offices, including zip code)

2004 ALCOA STOCK INCENTIVE PLAN

(Full Title of the Plan)

J. Michael Schell

Executive Vice President – Business Development and Law

390 Park Avenue

New York, New York 10022-4608

(Name and address of agent for service)

Telephone number of agent for service (212) 836-2680

EXPLANATORY NOTE

Alcoa Inc. (“Alcoa”) registered 45,190,198 shares of its common stock, par value $1.00 per share, for issuance under the 2004 Alcoa Stock Incentive Plan (the “2004 Plan”) pursuant to Registration Statement No. 333-115717 filed with the Securities and Exchange Commission on May 21, 2004 (the “Registration Statement”). Upon shareholder approval of the 2009 Alcoa Stock Incentive Plan (the “2009 Plan”) on May 8, 2009, the 2009 Plan replaced the 2004 Plan and no further awards will be made under the 2004 Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 15,074,203 shares of Alcoa common stock that have not been issued and are not subject to issuance under outstanding awards under the 2004 Plan. Accordingly, Alcoa hereby withdraws these 15,074,203 shares from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, the Commonwealth of Pennsylvania, on this 11th day of May, 2009.

ALCOA INC.
(Registrant)

By	/s/ Tony R. Thene
Tony R. Thene
Vice President and Controller
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Klaus Kleinfeld	President and Chief Executive Officer; Director	May 11th, 2009
Klaus Kleinfeld	(Principal Executive Officer)

/s/ Charles D. McLane, Jr.	Executive Vice President and Chief Financial Officer	May 11th, 2009
Charles D. McLane, Jr.	(Principal Financial Officer)

/s/ Tony R. Thene	Vice President and Controller	May 11th, 2009
Tony R. Thene	(Principal Accounting Officer)

Alain J. P. Belda, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, Michael G. Morris, E. Stanley O’Neal, James W. Owens, Patricia F. Russo, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas and Ernesto Zedillo, each as a Director, on May 11th, 2009, by Donna C. Dabney, their attorney-in-fact.

/s/ Donna C. Dabney
Donna C. Dabney
Attorney-in-fact